Starnet Communications International Inc.
                     EXECUTIVE EMPLOYMENT AGREEMENT



STARNET COMMUNICATIONS INTERNATIONAL INC.
(<< STARNET >>)
1589 NEWGATE STREET
ST. JOHNS, ANTIGUA, WEST INDIES

and

LIAM GILLEN (THE <<EXECUTIVE>>)


Whereas Starnet wishes to engage the Executive in the position of EXECUTIVE DIRECTOR, LICENSEE OPERATIONS and the Executive wishes to be employed by Starnet in that capacity; and

Whereas the Executive recognizes and acknowledges that Starnet and its Affiliates operate within the Internet Product Development Industry, which is global in its scope and may require exceptional covenants respecting confidentiality and competition and which may also require extensive travel and possibly relocation of the Executive; and

Whereas the Executive and Starnet desire to enter into this Agreement for purposes of setting forth the terms and conditions of the Executive's employment with Starnet;

Therefore in consideration of the mutual covenants and payments set out herein, Starnet and the Executive agree as follows:

1.    EMPLOYMENT

1.01 POSITION AND TERM. Starnet hereby agrees to engage the Executive as EXECUTIVE DIRECTOR, LICENSEE OPERATIONS and Executive agrees to accept such employment, in accordance with the express terms, duties and obligations herein set forth. Such employment shall commence on November 27, 2000 (the << Commencement Date >>) and shall be for a minimum term of two years unless terminated in accordance with the provisions of Article 5 (the << Term >>).

1.02 EXTENSION OF TERM. The Term may be extended annually thereafter by mutual agreement of the parties in writing, to be signed by the parties at least 60 days prior to the second year anniversary of the Commencement Date and on such terms as the parties agree.

1.03 LOCATION. Unless otherwise agreed to in writing by the parties, the position will be based in Starnet's head office in St. John's, Antigua, and the Executive will work out of the Antigua office and at other locations as reasonably requested by Starnet.

2.    DUTIES

      The Executive shall perform such duties and responsibilities for the Starnet Group as may be assigned to him from time to time by Starnet, and as are consistent with the general duties and responsibilities of EXECUTIVE DIRECTOR, LICENSEE OPERATIONS, and shall have such obligations, duties, authority and power to do all acts and things as are customarily done by a person holding the same or equivalent position or performing duties similar to those to be performed by the Executive in companies of similar size to Starnet or in the same industry.

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3.    GENERAL TERMS OF PERFORMANCE

3.01  PLEDGE.   The Executive agrees and pledges to perform his duties and responsibilities to the best of his ability. In conducting his duties under this Agreement, the Executive shall act consistently with the directions of the directors and officers of Starnet.

3.02  INTEGRITY.   The Executive shall take all necessary precautions to
      protect the integrity of Starnet's Confidential Information, Customer Information, Financial Information, Industrial Designs, Inventions and Marketing Information without limitations and complying with all Starnet's policies in this regard.

4.    COMPENSATION

4.01 SALARY. For the Executive's services to Starnet hereunder, the Executive shall be entitled to receive from Starnet a one-time signing bonus of $5,000.00 monthly salary of USD$8,000.00, subject to applicable withholdings and deductions. The Executive's salary may be increased periodically at the discretion of Starnet.

4.02 EXPENSES. The Executive shall be reimbursed by Starnet for any and all reasonable and documented expenses actually and necessarily incurred by the Executive in the performance of this Agreement. The Executive shall provide an itemized account of expenses in such form and at such times as is reasonably required by Starnet.

4.03 BENEFITS. The Executive shall be entitled to participate in all rights and benefits under any life insurance, disability, medical, dental, health and accident plans maintained by Starnet for its employees generally. In addition, the Executive shall be entitled to participate in all rights and benefits under other employee plan or plans as may be implemented by Starnet during the term of this Agreement. The Executive shall be entitled to other benefits as provided in Appendix 'A' to this Agreement;

4.04 OPTIONS. The Executive shall be entitled to receive an option to acquire 50,000 Class A Common shares of Starnet which will become exercisable as to 25,000 of the original number on December 1, 2000 and an additional 25,000 Optioned Shares will be granted at the completion of twelve (12) months of employment, subject to the approval of the Board of Directors and the filing of a S-8.

4.05 VACATION. The Executive shall be entitled to a paid vacation of four (4) weeks during each calendar year. If this Agreement is terminated part way through a calendar year, the Executive shall be compensated for the unused pro-rated vacation time.

5.    TERMINATION

5.01 DEEMED TERMINATION. This Agreement, and the Executive's employment shall be deemed to be terminated immediately upon;

      (a)   the end of the Term, unless extended in accordance with section
            1.02;
      (b) an acquisition of more than fifty percent (50%) of the issued capital (having full voting rights under all circumstances) of Starnet by another corporation, business entity or person;
      (c) the death or inability to perform due to disability of the Executive; or
      (d)   for cause, as defined below

5.02 CAUSE. For the purposes of this Agreement, "cause" means: (i) the Executive breaches his obligations under Article 6 of this Agreement; or (ii) the existence of cause for termination of employment at common law resulting from any recognized ground of termination for cause, including but not limited to fraud, dishonesty, illegality, material breach of statute or regulation, conflict of interest, or gross incompetence; or (iii) the Executive breaches any other obligations

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      under this Agreement and fails to rectify such breach upon provision of written notice to do so by Starnet.

5.03 TERMINATION FOR CAUSE. In the event of a termination for cause, the Executive shall receive payment of any salary or vacation earned to the date of termination, and shall be entitled to exercise any stock options vested prior to the date of termination for a three-month period following termination. Starnet shall have no other obligations to the Executive.

5.04 TERMINATION DUE TO A CHANGE OF CONTROL. In the event of a termination of this Agreement due to a Change of Control, the Executive will be entitled to receive the following compensation for termination:

      (a)   six months' salary; and
      (b) housing for a period of no more than six months, or cash settlement in lieu thereof (as provided in Appendix 'A'); and
      (c)   medical and dental coverage to a maximum of six months; and
      (d)   final moving allowance (as provided in Appendix 'A')

5.05 WAIVER OF TERMINATION BY EXECUTIVE. The Executive is entitled to unilaterally waive his termination by virtue of a Change of Control. This right does not require the consent of Starnet. Should the Executive elect to waive his termination by virtue of a Change of Control he must provide written notice to Starnet within 30 days of the effective date of the Change of Control.

5.06 WAIVER OF TERMINATION BY EXECUTIVE DOES NOT AFFECT FUTURE RIGHTS. Should the Executive elect to waive his termination because of a Change of Control this waiver shall not affect the Executive's termination as a result of a subsequent Change of Control.
      Further, the Executive shall be entitled to waive his termination by virtue of a Change of Control as many times as the Executive chooses.

5.07  TERMINATION WITHOUT CAUSE.   Starnet may choose to terminate this
      Agreement without cause at any time.   In such event, the Executive
      shall receive the following compensation in lieu of reasonable notice of termination;

      (a)   six months' salary; and
      (b) housing for a period of no more than six months, or cash settlement in lieu thereof (as provided in Appendix 'A'); and
      (c)   medical and dental coverage to a maximum of six months; and
      (d)   final moving allowance (as provided in Appendix 'A')

5.08 TERMINATION DUE TO DEATH OR DISABILITY. In the event of a termination of this Agreement due to the death, or inability to perform due to disability, of the Executive, no pay in lieu of notice of termination will be provided; however, termination of this Agreement shall not affect the Executive's entitlements under any disability or life insurance plans.

5.09  VESTING OF STOCK OPTIONS.   In the event of a termination of this
      Agreement resulting from the death, or inability to perform due to disability, of the Executive, a Change of Control, or termination without cause, any stock options granted to the Executive, if not vested at the time of the termination, will vest and all vested options will be exercisable thereafter by the Executive or his estate for a period of twelve (12) months.

5.10  TERMINATION BY EXECUTIVE.   The Executive shall be entitled to
      terminate this Agreement and his employment with Starnet, at any time and for whatever reason, upon providing three months' written notice to Starnet. In the event of a termination by the Executive, the Executive shall be entitled to exercise any stock options vested prior to the date of termination for a three-month period following termination.

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6.    NON-COMPETITION, CONFIDENTIALITY AND OWNERSHIP OF WORKS

6.A   DEFINITIONS

      In this Agreement, the following words and phrases shall have the following meanings:

      (a) "Affiliates" shall have the meaning ascribed thereto in the British Columbia Company Act;

      (b) "Business and Development Processes" means Starnet's operational policies and procedures;

      (c) "Business Opportunities" includes potential business ventures of all kinds, including acquisitions, sales, business arrangements, joint ventures, and other transactions which have been disclosed to, investigated, studied or considered by Starnet or by others on behalf of Starnet;

      (d) "Company Standards" means software code and design standards including the quality assurance and testing standards;

      (e) "Confidential Information" means any oral or written information, presently or hereafter existing, relating to the business and management of Starnet or its Affiliates including, but not limited to

            i. Business Opportunities, Customer Information, Financial Information, Marketing Information, Research and Development, Information relating to any proprietary or trade-secret technology, knowledge, know-how, Works, Industrial Designs, Inventions, Company Standards, Business & Development Processes, Software, trade-mark or trade name used, owned or licensed by Starnet;

            ii. any record, report, document, policy, practice, agreement, account, ledger or other data or information relating to the business operations of Starnet, including, but not limited to records of those items listed in subparagraph (i) above, to which access is granted or obtained by the Executive, but does not include any of the foregoing which is or becomes publicly known or available through no breach of the terms of this Agreement by the Executive;

      (f) "Customer Information" means any information pertaining to Starnet's customers or Potential Customers, including customer names, business descriptions, markets, addresses and financial information and the names and any information pertaining to employees of customers with whom Starnet is in contact in its business, including but not limited to information relating to Starnet's contracts with its customers, including details as to products, pricing and distribution;

      (g) "Financial Information" means any information relating to the business operations of Starnet and includes any information pertaining to Starnet's costs, sales, income, profit profitability, pricing, salaries and wages;

      (h) "Industrial Design" means any shape, pattern, configuration, or ornamentation, computer graphics or animation and any combination of such features that, in a finished article, appeal to and are judged solely by the eye;

      (i) "Inventions" means any new and useful art, design, process, machine, method, manufacture or composition of matter, or any new and useful improvement in any art, process, machine, method, manufacture or composition of matter, including, but not limited to, schemes, plans, business methods, programs, codes, methods, processes, techniques, templates, database

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            structures, programming tools, Company Standards, prototypes, products, samples, equipment and any presentations of same;

      (j) "Marketing Information" means information including but not limited to Starnet's marketing programs, plans, strategies and proposed future products, services, advertising and promotions;

      (k) "Potential Customers" includes individuals, partnerships, corporations, charitable organizations or governmental customers that Starnet has identified or targeted as being a potential customer whether or not they have been approached by Starnet;

      (l) "Public Knowledge" means information that is generally known in the trade or business in which Starnet is engaged, or is otherwise easily accessible through lawful non-confidential sources;

      (m) "Research and Development" means information pertaining to any research, development, investigation, study, analysis, experiment or test carried on or proposed to be carried on by Starnet;

      (n) "Software" means requirements, system architecture, models, algorithms, data structures, data code, and other information used by a computer to process information, in both source code and object code forms, and shall include, without limitations, the final version and all preliminary versions of the Software and all routines and subroutines, as well as all program material, flowcharts, models, notes, outlines, work papers, description and other documents created or developed in connection therewith, the resulting screen formats and other visual effects of the Software, and any formulae, processes, ideas, whether or not protected by copyright;

      (o) "Works" means an original literary, dramatic, musical or artistic work, including, but not limited to, designs, creations, programs, software codes, images, animations, drawings, sketches, plans, compilations of information, analyses, data, formula, records of Business Opportunities, records of Customer Information, records of Marketing Information, records of Research and Development, and records of Financial Information, and all parts, elements and combinations thereof.

6.B   NON-COMPETITION

6B.01 NON-SOLICITATION OF CUSTOMERS.   The Executive shall not, without
      the prior written consent of Starnet, at any time during his employment with Starnet, and for a period of two (2) years after the termination thereof, either individually or in partnership with, or jointly or in conjunction with, or for the benefit of any person, solicit, endeavor to solicit, canvass or deal with any person who was or is a customer of Starnet or its Affiliates, for the purpose of selling or supplying services to that person or any product or services which are competitive with the products or services sold or supplied by Starnet or its Affiliates.

6B.02 NON-SOLICITATION OF EMPLOYEES.   The Executive shall not, without
      the prior written consent of Starnet, at any time during his employment with Starnet, and for a period of one (1) year thereafter, induce or attempt to influence, directly or indirectly, an employee of Starnet or its Affiliates to leave the employ of Starnet or its Affiliates.

6B.03 NON-COMPETITION.   The Executive shall not, without the prior
      written consent of Starnet, at any time during his employment with Starnet, and for a period of six (6) months after the termination thereof, either individually or in partnership with, or jointly or in conjunction with any person as principal, agent, consultant employee, shareholder or in any other manner concerned whatsoever, carry on or be engaged in or be concerned with or interested in or advise or provide any consulting services for any person or entity that produces, markets, sells or otherwise deals in products or services competitive with the products or services produced, marketed, sold or
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
      otherwise dealt in by Starnet or its Affiliates, or with those products or services that the Executive knew, or ought to have known, that Starnet or its Affiliates contemplated producing, marketing, licensing or selling during the term of this Agreement.

6B.04 REASONABLENESS.   The Executive confirms that the obligations set
      out in the non-competition and non-solicitation provisions above are fair and reasonable and that, given the Executive's general knowledge of the information technology industry, and the Executive's recognition and acknowledgment that the services offered by Starnet and its Affiliates are specialized services within the industry, these obligations will not preclude the Executive from becoming gainfully employed or from otherwise working elsewhere in the information technology industry following the termination of this Agreement.

6.C   CONFIDENTIALITY

6C.01 ACKNOWLEDGEMENTS.   The Executive acknowledges that:

      (a) during the course of employment by Starnet the Executive has been and will be exposed to or otherwise become aware of Confidential Information;

      (b) the Confidential Information is a valuable asset which is the property of Starnet exclusively, the unauthorized use or disclosure of which would cause very serious harm to the economic interest of Starnet; and

      (c) it is important in the interests of Starnet that the Confidential Information remain the exclusive property of Starnet and that it not be used or disclosed except with the knowledge and consent of Starnet and in Starnet's best interests.

6C.02 CONFIDENTIAL INFORMATION. The Executive agrees that at all times during the period of the Executive's employment by Starnet and at all times following termination of the Executive's employment;

      (a) the Executive shall hold in confidence and keep confidential all Confidential Information; and

      (b) the Executive shall not directly or indirectly use any Confidential Information except in the course of performing duties as an Executive of Starnet with the knowledge and consent of Starnet and in Starnet's best interests.

6C.03 CONFIDENTIAL INFORMATION OF OTHERS.   The Executive agrees that at
      all times during the period of the Executive's employment by Starnet that the Executive shall hold in confidence and keep confidential all Confidential Information, proprietary technologies and trade secrets of any other entity to whom the Executive owes an obligation of confidence.

6C.04 DISCLOSURE OF CONFIDENTIAL INFORMATION.   Nothing in this Agreement
      shall prevent the Executive following termination of employment by Starnet from making use of or disclosing any Confidential
      Information which is or becomes a matter of public knowledge in a manner which is not itself a violation of this Agreement.

6C.05 DISCLOSURE REQUIRED BY LAW.   Nothing in this Agreement shall
      prevent the Executive from disclosing Confidential Information if required to do so by any applicable law or under oath during any legal proceedings. Should the Executive be compelled to disclose Confidential Information as a result of the operation of any applicable law or under oath during any legal proceedings, he shall give prior written notice to Starnet.

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6.D   RETURN OF MATERIALS UPON TERMINATION

      Upon termination of the Executive's employment with Starnet, the Executive shall promptly deliver to Starnet all Works, Inventions, Industrial Designs, Software, Research and Development and records of Confidential Information, and copies made thereof, including without limitation any and all documents, manuals, lists, data, records, computer programs, codes, materials, prototypes, products, samples, analyses reports, models, designs, equipment, tools and devices relating or pertaining to Starnet's business, including any copies, representations or reproductions of the same.

6.E   OWNERSHIP OF WORKS, SOFTWARE AND INVENTIONS

      With respect to all Works or Software created or made, or Inventions conceived of, by the Executive during the course of the Executive's employment by Starnet, whether at Starnet's place of business or otherwise, the parties agree that Starnet is the sole owner of the rights therein and thereto, in perpetuity, throughout the world and in any and all media and formats, whether known or unknown or hereafter devised, and the Executive shall have no right, title or interest therein or thereto.

6.F   ASSIGNMENT AND TRANSFER OF RIGHTS

      The Executive hereby assigns and transfers to Starnet any and all other rights, title and interest that the Executive may have in and to the Works, Software, Inventions, Industrial Designs and in any patent, trade-mark and any other similar right pertaining to the Works or Inventions which the Employee may have by virtue of having created, made, conceived or contributed to any such Works, Software or Inventions, either solely or with others, in whole or in part, in the course of employment and while concerned with or involved in the
      business carried on by Starnet.   The Executive further agrees to
      maintain at all times adequate and current records relating to the creation and development of the Work and Inventions, which records shall be and shall remain the property of Starnet.

6.G   REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS

      Starnet alone shall have the right to apply for, prosecute and obtain patents, copyright, industrial design and trade-mark registrations and any other registrations or grants of rights analogous thereto in any and all countries throughout the world in respect of Works or Software made or created, or Inventions conceived of, by the Executive during the course of the Executive's employment by Starnet and the Executive agrees to execute on demand, whether during or subsequent to Executive's employment, any applications, transfers, assignments and other documents as Starnet may consider necessary or desirable from time to time for the purpose of obtaining, maintaining or vesting in or assigning to Starnet absolute title to any such patents, copyright, industrial design or trademark registrations and the Works, Software or Inventions, or for the purpose of applying for, prosecuting, obtaining or protecting any such patents, copyright, industrial design or trademark registrations in any and all countries of the world; and the Executive further agrees to cooperate and assist in every way possible in the prosecution and protection of any such applications and the rights assigned or transferred to Starnet hereunder.

6.H   WAIVER OF MORAL RIGHTS

      The Executive hereby irrevocably and expressly waives as against any person any and all moral rights he may have in relation to any Works, Software and Inventions or other subject matter, including, without limitation, the right to attribution of authorship, the right to restrain or claim damages for any distortion, mutilation, modification or enhancement of any Works, Software and Inventions and the right to use or reproduce any Works, Software and Inventions in any context and in connection with a product, service, cause or institution, and the Executive agrees that Starnet may use or alter any such Works, Software and Inventions as Starnet sees fit in its absolute discretion.

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6.I   CHANGE OF EMPLOYMENT

      The Executive agrees that prior to commencing employment with any other entity, following termination of the Executive's employment with Starnet, the Executive shall disclose to such other entity the terms of this Agreement.

7.    INDEMNIFICATION

      Starnet agrees to indemnify and hold harmless the Executive for any and all actions, causes of action, claims, demands, damages or fines howsoever arising as a result of the Executive's employment with Starnet or any of its Affiliates. Starnet also agrees to pay for any and all legal fees and disbursements (including applicable taxes) that the Executive shall incur as a result of his employment with Starnet or any of its Affiliates. Starnet's obligation to indemnify and hold harmless the Executive shall survive the termination of this Agreement.

8.    GENERAL

8.01  BINDING.   This Agreement shall be binding on the Executive and
      Starnet during the course of Executive's employment by Starnet and shall survive the termination of the Executive's employment by Starnet, regardless of how the Executive's employment is terminated, whether for cause or otherwise.

8.02  PRIORITY OVER STOCK OPTION PLAN AND AGREEMENT.   In the event that
      this Agreement is inconsistent with any provisions of Starnet's stock option plan (the "Plan") or any stock option agreement entered into between Starnet and the Executive (the "Stock Option Agreement"), this Agreement shall govern the Executive's rights and shall supersede both the Plan and the Stock Option Agreement.

8.03  ACKNOWLEDGEMENTS.   The Executive acknowledges that:

      (a) the Executive has had sufficient time to review this Agreement thoroughly;
      (b) the Executive understands the terms of this Agreement and the Executive's obligations hereunder; and
      (c) the Executive has been given an opportunity to obtain independent advice concerning the interpretation and effect of this Agreement.

8.04  ENTIRE AGREEMENT.   This Agreement constitutes the entire agreement
      between the parties and supersedes all prior communications, representations, understandings and agreements, whether verbal or written, between the parties with respect to the subject matter
      hereof.   The parties agree that no prior or subsequent
      communications, representations, understandings, agreements or representations will affect this written agreement or the Executive's employment with Starnet unless the same are reduced to writing and signed by both the Executive and Starnet.

8.05  SEVERABILITY.   If any provision of this Agreement is determined at
      any time by a court, arbitrator or tribunal of competent jurisdiction to be invalid, illegal or unenforceable, such provision or part thereof shall be severable from this Agreement and the remainder of this Agreement will be construed as if such invalid, illegal or unenforceable provision or part thereof had been deleted herefrom.



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8.06  COUNTERPARTS.   This Agreement may be executed in several
      counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.
       Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.

8.07  GOVERNING LAW.   This Agreement and all matters arising hereunder
      shall be governed by and construed in accordance with the laws of Antigua, West Indies.



AGREED TO THIS 27TH DAY OF NOVEMBER 2000.
THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE SUBJECT TO FINAL RATIFICATION BY THE BOARD OF DIRECTORS OF STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.






_________________________________________
Liam Gillen






_________________________________________
Fred Hazell, Interim President & CEO
Starnet Communications International Inc.









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             APPENDIX "A" TO EXECUTIVE EMPLOYMENT AGREEMENT
    BETWEEN STARNET COMMUNICATIONS INTERNATIONAL INC. AND LIAM GILLEN

      COMPENSATION, BENEFITS AND PERQUISITES, TO BE PAID BY STARNET



a)    A monthly salary of $8,000.00 less applicable deductions

b) Professional Development expenses will require prior authorization by Starnet.

c) Annual personal travel allowance in the amount of US$5,000 per annum. Travel arrangements to be booked through the Starnet Travel Coordinator.

d) Initial moving allowance in the amount of US$2,500 (to be paid to the Executive upon the signing of this Agreement by the Executive) and final moving allowance at the termination of the Agreement in the amount of US$2,500 (provided that the Executive completes the Term of the Agreement, except as provided in Section 5 of the Agreement).

e)    Housing allowance in Antigua of USS$3,000 per month.

f) Vehicle allowance in Antigua of US$1,000 per month. Starnet will also pay the cost of vehicle insurance in Antigua.

g) Comprehensive medical (including emergency air evacuation for medical reasons), dental and related coverages, with spousal and dependent benefits as required.

h) Life insurance and accidental death coverage with proceeds payable to the Executive's estate or specified family members.

i) Starnet will provide the Executive (at the Executive's request) with a US$25,000 interest-free loan, repayable in 24 equal payments. The loan is to be used to secure a credit card in Antigua, West Indies.

j) Starnet will furnish and cover any costs associated with providing the Executive's annual work permits and immigration certificates, as required.









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